SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 27, 2006

UFP Technologies, Inc.

(Exact Name Of Registrant As Specified In Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-12648	04-2314970
(Commission File Number)	(I.R.S. Employer Identification No.)

172 East Main Street, Georgetown, MA	01833-2107
(Address of Principal Executive Offices)	(Zip Code)

(978) 352-2200

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On April 27, 2006,  William C. Curry notified the Company that he would not stand for re-election at the Company’s 2006 Annual Meeting of Stockholders. Mr. Curry indicated that he will continue to serve as a director of the Company through the Company’s 2006 Annual Meeting of Stockholders. Mr. Curry has been a director of the Company since 1990 and currently serves on the Company’s Audit and Compensation Committees.

Mr. Curry was elected by the stockholders of the Company at the Company’s 2003 Annual Meeting of Stockholders to a term of office set to expire at the Company’s 2006 Annual Meeting of Stockholders. The Board of Directors of the Company anticipates that it will nominate a director to be elected at the Company’s 2006 Annual Meeting of Stockholders to replace Mr. Curry. The Board of Directors anticipates that such nominee, if elected, will qualify as an independent director under applicable requirements of the Nasdaq Capital Market and the Securities and Exchange Commission.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 27, 2006	UFP TECHNOLOGIES, INC.

	By	/s/ Ronald J. Lataille
Ronald J. Lataille, Vice President, Treasurer and Chief Financial Officer